C. Steven Donovan          HAWKINS, DELAFIELD & WOOD
  Robert H. Beinfield             One Gateway Center
     Eric J. Lapir          Newark, New Jersey 07102-5311
    Charles G. Totl
   Patricia A. Gains
     John B. Pinog
Christopher M. Waterman

                                          March 10, 2000

First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297


            Re:   First Investors Multi-State Insured
                  Tax Free Fund (New Jersey Fund
                  ------------------------------

Gentlemen:

      We hereby consent to the use of our name and the reference to our firm in Post- Effective Amendment No. 25 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund (New Jersey Fund) and the related Prospectus and Statement of Additional Information.

                                    Very truly yours,

                                    /s/ Hawkins, Delafield & Wood
                                    Hawkins, Delafield & Wood